CPI Aerostructures, Inc. 8-K

Exhibit 99.1

CPI AEROSTRUCTURES REPORTS

FOURTH QUARTER AND FULL YEAR 2021 RESULTS

Fourth Quarter 2021 vs. Fourth Quarter 2020 (Re-stated)

•	Revenue of $26.4 million compared to $25.4 million;
•	Gross profit of $2.8 million compared to $3.6 million;
•	Gross margin of 10.8% compared to 14.1%;
•	Net loss of $(0.5) million compared to net income of $0.2 million;
•	Loss per diluted share of $(0.04) compared to earnings per diluted share of $0.02;
•	Cash flow from operations of $4.1 million compared to $1.7 million.

Full Year 2021 vs. Full Year 2020 (Re-stated)

•	Revenue of $103.4 million compared to $87.6 million;
•	Gross profit of $15.0 million compared to $9.8 million;
•	Gross margin of 14.5% compared to 11.1%;
•	Net income of $6.8 million ($2.0 million excluding $4.8 million in PPP loan forgiveness) compared to net loss of $(3.7) million;
•	Earnings per diluted share of $0.56 ($0.17 excluding $0.39 in PPP loan forgiveness) compared to loss per diluted share of $(0.31);
•	Cash flow from operations of $2.8 million compared to a use of $(1.6) million;
•	Debt as of December 31, 2021 of $26.2 million compared to $33.4 million as of December 31, 2020, which included the $4.8 million in PPP loan forgiven by the lender and the Small Business Administration on July 1, 2021.

EDGEWOOD, N.Y. – August 19, 2022 – CPI Aerostructures, Inc. (“CPI Aero®” or the “Company”) (OTC Expert Market: CVUA) today announced financial results for the three and twelve month periods ended December 31, 2021.

“We closed the year with EPS and cash flow from operations meeting our outlook for 2021,” said Dorith Hakim, President and CEO. “The combination of the 18% increase in revenue and 3.4 bps increase in gross margin resulted in $6.8 million in bottom line profitability, including our PPP loan forgiveness of $4.8 million. We achieved a $10.5 million improvement in net income and a $4.4 million improvement in operating cash flow compared to 2020, while reducing our debt by $7.2 million. In addition, total backlog as of December 31, 2021 increased to $501.7 million compared to $476.2 as of December 31, 2020,” said Dorith Hakim, president and CEO.

CPI Aero Full Year ’21 Earnings Press Release

August 19, 2022

Added Ms. Hakim, “Today we filed our Annual Report on Form 10-K for the year ended December 31, 2021. We are focused on becoming current with our Securities and Exchange Commission reports which will occur upon the filing of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022 (the “Forms 10-Q”). The Company believes the filing of the Forms 10-Q will resolve the condition that led to NYSE American suspending trading in the Company’s common stock on the Exchange and its determination to commence proceedings to delist the common stock from the Exchange. The Forms 10-Q will be filed as soon as practicable.”

Concluded Ms. Hakim, “Having completed a number of programs during 2021, we expect 2022 will be a transition year for CPI Aero while we prepare to ramp up on newer programs. As a result, we expect lower revenue in 2022 and have implemented actions in the first quarter of 2022 to align our costs with our outlook for revenue, and maintain our commitment to sustain profitability and positive operating cash flow for the year. We remain confident in CPI Aero’s long-term outlook and are looking forward to the opportunities ahead as we build on our reputation for high quality and reliable performance for our customers.”

About CPI Aero

CPI Aero is a U.S. manufacturer of structural assemblies for fixed wing aircraft, helicopters and airborne Intelligence Surveillance and Reconnaissance and Electronic Warfare pod systems, primarily for national security markets. Within the global aerostructure supply chain, CPI Aero is either a Tier 1 supplier to aircraft OEMs or a Tier 2 subcontractor to major Tier 1 manufacturers. CPI Aero is also a prime contractor to the U.S. Department of Defense, primarily the Air Force. In conjunction with its assembly operations, CPI Aero provides engineering, program management, supply chain management, and MRO services. CPI Aero is included in the Russell Microcap® Index.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release are forward-looking statements. The words “expect,” “will,” “anticipate,” believe,” “outlook,” “opportunities ahead” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, those statements regarding resolution of the condition that led to the NYSE American suspending trading in the Company’s common stock and its determination to commence delisting proceedings and the Company’s expected financial results for the year ending December 31, 2022.

Forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Factors that may cause future results to differ materially from the Company’s current expectations include, among other things, the Company’s completion of its financial statements for the period ended March 31, 2022 and the period ending June 30, 2022, any delay in the filing of Securities and Exchange Commission periodic reports, adverse effects on the Company’s business related to the disclosures made in this press release or the reactions of customers or suppliers, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price.

CPI Aero Full Year ’21 Earnings Press Release

August 19, 2022

The Company does not guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements. There are a number of important factors that could cause the Company’s actual results to differ materially from those indicated or implied by its forward-looking statements, including those important factors set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2021 and in the Company’s subsequent filings with the Securities and Exchange Commission. Although the Company may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CPI Aero® is a registered trademark of CPI Aerostructures, Inc. For more information, visit www.cpiaero.com, and follow us on Twitter @CPIAERO.us on Twitter @CPIAERO.

Contacts:

Investor Relations Counsel	CPI Aerostructures, Inc.
LHA Investor Relations	Andrew L. Davis
Jody Burfening	Chief Financial Officer
(212) 838-3777	(631) 586-5200
cpiaero@lhai.com	adavis@cpiaero.com
www.lhai.com	www.cpiaero.com

CPI Aero Full Year ’21 Earnings Press Release

August 19, 2022

CPI AEROSTRUCTURES, INC. AND SUBSIDIARIES

 CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2021	2020 (As Restated – see Note 16)
ASSETS
Current Assets:
Cash	$6,308,866	$6,033,537
Accounts receivable, net	4,967,714	4,962,906
Insurance recovery receivable	2,850,000	—
Contract assets	24,459,339	19,729,638
Inventory	4,028,925	6,386,288
Refundable income taxes	40,000	40,000
Prepaid expenses and other current assets	625,075	534,857
Total Current Assets	43,279,919	37,687,226

Operating lease right-of-use assets	7,796,768	4,075,048
Property and equipment, net	1,646,863	2,521,742
Intangibles, net	125,000	250,000
Goodwill	1,784,254	1,784,254
Other assets	372,741	191,179
Total Assets	$55,005,545	$46,509,449

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$10,429,018	$12,092,684
Accrued expenses	6,102,587	5,937,921
Litigation settlement obligation	3,003,259	—
Contract liabilities	5,122,766	1,650,549
Loss reserve	1,495,714	2,009,247
Current portion of long-term debt	3,365,181	6,501,666
Operating lease liabilities	1,580,453	1,819,237
Income taxes payable	5,165	948
Total Current Liabilities	31,104,143	30,012,252

Line of credit	21,250,000	20,738,685
Long-term operating lease liabilities	6,445,728	2,537,149
Long-term debt, net of current portion	1,540,747	6,205,095

Total Liabilities	60,340,618	59,493,181

Shareholders’ Deficit:
Common stock - $.001 par value; authorized 50,000,000 shares, 12,335,683 and 11,951,271 shares, respectively, issued and outstanding	12,336	11,951
Additional paid-in capital	72,833,742	72,005,841
Accumulated deficit	(78,181,151)	(85,001,524)
Total Shareholders’ Deficit	(5,335,073)	(12,983,732)
Total Liabilities and Shareholders’ Deficit	$55,005,545	$46,509,449

CPI Aero Full Year ’21 Earnings Press

August 19, 2022

CPI AEROSTRUCTURES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended December 31,	2021	2020 (As Restated see Note 16)
Revenue	$103,369,544	$87,584,690

Cost of sales	88,364,452	77,824,732

Gross profit	15,005,092	9,759,958

Selling, general and administrative expenses	11,823,921	12,046,170
Income (loss) from operations	3,181,171	(2,286,212)

Other expense:
Other income	4,795,000	—
Interest expense	(1,141,189)	(1,421,955)
Total other income (expense), net	3,653,811	(1,421,955)
Income (loss) before provision for income taxes	6,834,982	(3,708,167)

Provision for (benefit from) income taxes	14,609	(53,414)
Net income (loss)	$6,820,373	$(3,654,753)

Income (loss) per common share-basic	$0.56	$(0.31)

Income (loss) per common share-diluted	$0.56	$(0.31)

Shares used in computing income (loss) per common share:
Basic	12,193,826	11,884,307
Diluted	12,193,826	11,884,307